Exhibit 99.1

LIFE PARTNERS HOLDINGS, INC. ANNOUNCES
LIMITED PARTNERSHIP TO INVEST UP TO $50 MILLION IN
LIFE SETTLEMENT CONTRACTS

Waco, Texas -- (Business Wire) — January 3, 2006 - LIFE PARTNERS HOLDINGS, INC. (NASDAQ: LPHI) announced a limited partnership arrangement with an investment fund managed by a well-known U.S. based global investment and asset management firm to purchase life settlement contracts.

A life settlement is the sale of a life insurance policy by an insured. The arrangement is expected to invest up to $50 million over the next three to nine months. The death benefits of the life insurance policies underlying the settlement contracts may exceed $150 million. Life Partners will bear 10% of the purchase and premium maintenance costs in exchange for a like share of the equity, plus a carried interest after return of capital. Life Partners did not release the name of the investment fund, but has disclosed that the fund is a significant equity capital firm with billions of dollars under management.

LPHI Chairman Brian Pardo stated, “The arrangement significantly expands our institutional market, which we believe is a key to future growth.” He said the expansion of its business into the direct purchase of policies through the limited partnership is not expected to impact Life Partners’ traditional line of business as purchasing agent for accredited investors and small institutions. Life Partners’ clients typically purchase smaller policy face amounts.

Life Partners will invest $5.0 million over the next two to three fiscal quarters, if the limited partnership purchases the full $50.0 million of settlement contracts. Mr. Pardo noted that formation of the limited partnership will require cash investment and capitalized expense in excess of $7.5 million, including legal, investment banking, and other set-up fees. Life Partners will also pay its share of the premium maintenance costs, which is estimated at not more than $600,000 per year. The limited partnership is expected to account for its investment at fair value, based on recent actions by the Financial Accounting Standards Board (FSP pending). The new accounting method allows the limited partnership - and by extension, Life Partners - to record the life settlements at their cost. Premium maintenance costs are added to value of the life settlements. Life Partners expects to fund the cash need from working capital and internally generated funds, but may reduce or eliminate its dividends during the effected periods.

Mr. Pardo said, “We have been working on the accounting change for some time. By accounting at fair value, this change opens the institutional market which had been limited by earlier accounting methods that discouraged investment. We are pleased with the arrangement. If all goes according to our plan, we expect that this limited partnership will generate attractive, long-term profits and cash flow. We anticipate the Company will enter into similar institutional arrangements in the future.”

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding our expectations about the limited partnership, the amount of settlement contracts to be purchased, the face amount of the underlying life insurance policies, and the possible accounting results from the transaction, including the effect on liquidity, and the prospects of future transactions are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-KSB. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contact:
Life Partners Holdings, Inc. - Shareholder Relations
Cynthia DeMonte - DeMonte Associates
Phone: (718) 706-5005
Email: cdemonte@aol.com

Life Partners Holdings, Inc. - Shareholder Relations
Paul Short - Investment Strategies, LLC
Phone: (304) 523-3252
Email: pshort@invstrategies.com

Life Partners Holdings, Inc. - Shareholder Relations
Phone: (254) 751-7797
Email: info@lifepartnersinc.com